UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
 _____________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): May 12, 2015

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MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)
 _____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 12, 2015, the Board of Directors (the “Board”) of Maxwell Technologies, Inc. (the “Company”) appointed Rick Bergman to serve as a director of the Company, effective immediately, and expects to name Mr. Bergman to the Compensation Committee of the Board.

The Company’s Certificate of Incorporation and Bylaws provide for its Board to be divided into three classes, with each class having a three-year term. Mr. Bergman will be a member of the third class of directors, with a term of office expiring at the Company’s annual meeting of stockholders expected to be held in 2017.

Mr. Bergman will participate in the Company’s standard compensation program for non-employee directors, as described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 10, 2015. Mr. Bergman will also enter into the Company’s standard form of indemnification agreement.

The selection of Mr. Bergman to serve as a member of the Board was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Bergman and any director or other executive officer of the Company and there are no related persons transactions between the Company and Mr. Bergman reportable under Item 404(a) of Regulation S-K.

The Company issued a press release announcing the appointment of Mr. Bergman on May 14, 2015, a copy of which is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by Maxwell Technologies, Inc. on May 14, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Franz Fink
Franz Fink, Ph.D.
President and Chief Executive Officer
Date: May 14, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Maxwell Technologies, Inc. on May 14, 2015